CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Jane Trust, Chief Executive Officer, and Christopher Berarducci, Principal Financial Officer of Legg Mason Global Asset Management Trust – BrandywineGLOBAL – International Opportunities Bond Fund (the “Registrant”), each certify to the best of their knowledge that:

1.    The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2020 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.    The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Principal Financial Officer
Legg Mason Global Asset Management Trust –	Legg Mason Global Asset Management Trust –
BrandywineGLOBAL – International Opportunities Bond Fund	BrandywineGLOBAL – International Opportunities Bond Fund

/s/ Jane Trust	/s/ Christopher Berarducci
Jane Trust	Christopher Berarducci
Date: August 25, 2020	Date: August 25, 2020

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.